Exhibit 10.2

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [*], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO AUGMEDIX, INC. IF PUBLICLY DISCLOSED.

Exhibit A-A

AUGMEDIX NOTES – STATEMENT OF WORK NO. 2

This Augmedix Notes - Statement of Work No. 2 (“Statement of Work” or “SOW”), effective as of the date of the last signature below (“SOW Effective Date”), is a supplement to the Master Services Agreement (“Agreement”) by and between customer, as set forth on the signature line below (“Customer”), and Augmedix Operating Corp. f/k/a Augmedix, Inc. (“Augmedix”), dated May 20, 2015, and is subject to all of the terms and conditions thereof. To the extent this Statement of Work is inconsistent with the terms of the Agreement, the terms of the Agreement will prevail. All capitalized terms used in this Statement of Work and not defined herein shall have the meaning assigned to such terms in the Agreement.

1.	OVERVIEW AND DEFINITIONS

1.1. Authorized Users. This Statement of Work allows Customer and its Affiliates to onboard as many Authorized Users as mutually agreed upon by the parties. Customer and its Affiliates may purchase Augmedix Notes for their Authorized Users by signing and submitting an ordering document to Augmedix pursuant to this Statement of Work (each a “Service Order”). Augmedix shall make Augmedix Notes available to Customer’s or its Affiliates’ designated Authorized Users under this SOW during the Subscription Term indicated in the Service Order.

1.2. Definitions. As used in this SOW, all terms not otherwise defined in the Agreement or in this SOW shall have the meanings indicated in Schedule 1: Statement of Work Definitions attached hereto.

2.	PARTIES’ RESPONSIBILITIES

2.1. Augmedix Responsibilities. Pursuant to each Service Order executed hereunder, Augmedix will perform the following Services:

2.1.1. Implementation and Deployment. Augmedix will coordinate and manage the implementation and deployment of Augmedix Notes on an Authorized User-by-Authorized User basis. During the initial deployment for each Authorized User, Augmedix will provide training to the Authorized User and for one or more Scribe(s) working with the Authorized User such that such Scribe(s) is/are able to satisfactorily complete and upload notes for patient visits for the Authorized User’s review and finalization.

2.1.2. Augmedix Notes. Augmedix will provide Augmedix Notes as specified herein and the applicable Service Order. Augmedix will facilitate Scribing and the pending of patient notes in the Customer’s electronic health record system (collectively “Customer EHR”) prior to the Authorized Users next clinical shift. Augmedix will ensure that all Scribes comply with the terms and conditions of all agreements between Customer and third parties relating to the use of the Customer EHR software. Customer may access and use Augmedix Notes solely for its internal business purposes and such access and use is expressly limited to the number of Authorized Users for which Customer has paid Fees in accordance with the applicable Service Order.

2.1.3. Technology Maintenance. Augmedix will provide Customer with one (1) Content Capture Device kit per Authorized User during the Subscription Term of the applicable Service Order. The Content Capture Devices and other hardware or materials provided for the purpose of delivering Augmedix Notes are owned (or leased) by Augmedix.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [*], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO AUGMEDIX, INC. IF PUBLICLY DISCLOSED.

2.2. Customer Responsibilities. Commencing on the SOW Effective Date, Customer will have the following responsibilities:

2.2.1. IT, Telecommunications and Internet Services. Customer acknowledges and agrees that Customer’s and its Authorized Users’ use of Augmedix Notes is dependent upon access to telecommunications and Internet services meeting certain minimal site connectivity requirements. Except for the Content Capture Device(s) and Software, Customer shall be solely responsible for acquiring and maintaining all telecommunications, Internet services, and other hardware and software required to access and use Augmedix Notes, including, without limitation, any and all costs, fees, expenses, and taxes of any kind related to the foregoing. Augmedix shall not be responsible for any loss or corruption of data, lost communications, or any other loss or damage of any kind arising from any such telecommunications and Internet services.

2.2.2. Access. At no cost to Augmedix, Customer shall provide Augmedix (and any of its third-party Scribe suppliers) with appropriate access and related credentials for use of the Customer EHR, and any other required Customer Materials, as necessary for Augmedix to provide Augmedix Notes to Customer. Customer must provide all credentials and permissions necessary for Augmedix personnel to access the Customer EHR within two (2) weeks of Augmedix’s written request. If credentials are not provided within two (2) weeks of Augmedix’s written request, Augmedix cannot guarantee Augmedix Notes Service will commence on schedule and reserves the right to delay an Authorized User’s Launch Date (as defined in Section 3.2.2 below) until appropriate Customer EHR credentials can be provided.

2.2.3. Recording of Patient Encounters. In order to enable Augmedix Notes, Authorized Users shall be responsible for initiating a recording on the Content Capture Device at the beginning of each patient-provider encounter and stopping the recording at the conclusion of the visit. For clarity, Authorized Users shall not record patient-provider encounters in a block of two or more visits; each patient-provider encounter shall be recorded separately. In the event an Authorized User fails to record each patient-provider encounter separately, Augmedix will make good faith efforts, but cannot guarantee, that patient notes will be available for review and finalization prior to the next clinic shift.

2.2.4. Patient Education and Consent. Customer shall: (a) inform each patient, prior to an Authorized User’s use of Augmedix Notes with such patient, of the function, extent, and purpose of Augmedix Notes and utilization of audio/visual recording by means of the Content Capture Device in accordance with all applicable laws and regulations; and (b) obtain the patient’s consent, to the extent required under applicable laws and regulations, for the Authorized User to use Augmedix Notes. Without limiting the foregoing, Customer will provide patients education materials, including FAQs, provided by Augmedix (“Education Materials”). Customer agrees not to make any material changes to the Education Materials without Augmedix’s prior written consent.

2.2.5. Scheduling. Fourteen (14) days prior to the Launch Date for an Authorized User and the start of each month thereafter, Customer shall input a daily schedule for each Authorized User for each day of the following month in Customer’s EHR or other scheduling software (“Daily Schedule”). The Daily Schedule will be used by Augmedix to staff Scribes for Augmedix Notes. If Customer does not notify Augmedix fourteen (14) days in advance of clinic, Augmedix cannot guarantee Scribe availability.

2.2.5.1 Customer must provide fourteen (14) days’ written notice in advance of any material Daily Schedule change during a month. If less than fourteen (14) days’ written notice is received, Augmedix will make good faith efforts, but does not guarantee, to accommodate such requests.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [*], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO AUGMEDIX, INC. IF PUBLICLY DISCLOSED.

2.2.6. Feedback and Cooperation. Customer’s Authorized Users shall provide cooperation and feedback to Augmedix and its Scribes as reasonably requested by Augmedix to fulfill its responsibilities in this Statement of Work.

2.3. Software and Equipment.

2.3.1. Software.

a) Subject to the terms and conditions of the Agreement, Augmedix hereby grants Customer a non-exclusive, non-transferable, non-sublicensable right for Customer and its Authorized Users to (a) access and use Augmedix Notes; (b) use the Software; (c) use, copy, publish, and transmit the Documentation, solely for Customer’s internal training purposes; and (d) use, copy, publish, transmit, distribute, publicly display the Education Materials in connection with using Augmedix Notes. For the avoidance of doubt, the Software may be used by Customer on a concurrent-user basis to the extent necessary for Customer to receive Augmedix Notes for the agreed-upon number of Authorized Users.

b) Restrictions. Without the prior written consent of Augmedix, Customer shall not attempt to interfere with or disrupt Augmedix Notes or the Software or attempt to gain access to any systems or networks that connect thereto (except as required to access and use Augmedix Notes). Customer shall not allow access to or use of Augmedix Notes by anyone other than Authorized Users. Customer shall not: (a) copy, modify or distribute any portion of Augmedix Notes or the Documentation; (b) sell, rent, lease, lend, license, sublicense, distribute, or otherwise transfer Augmedix Notes or the Documentation to any third party; (c) decompile, disassemble or reverse engineer any portion of Augmedix Notes; (d) write or develop any derivative software or service based upon Augmedix Notes, the Documentation or any Augmedix Confidential Information; (e) use Augmedix Notes to provide processing or other services to third parties, or otherwise use Augmedix Notes on a “service bureau” basis; or (f) provide, disclose, divulge or make available to, or permit use of Augmedix Notes or Documentation by any third party without Augmedix’s prior written consent.

2.3.2. Provision of Hardware.

a) Subject to Customer’s compliance with this Section 2.3.2, the acquisition, installation, configuration, and maintenance of the Content Capture Devices, including installation of all updates and other upgrades, will be solely the responsibility of Augmedix.

b) Customer shall ensure that Authorized Users: (a) maintain the Content Capture Devices in good repair, condition and working order; and (b) use the Content Capture Devices in accordance with the applicable user manual(s) and guidelines provided from time to time by Augmedix. Upon receipt of a Content Capture Device, Customer shall bear the entire risk of loss, damage, theft, or destruction of the Content Capture Device or any part thereof, from any and every cause whatsoever, which shall occur prior to the return of the Content Capture Devices to Augmedix, excluding reasonable wear and tear.

c) Customer shall not: (a) sublease any of the Content Capture Devices; (b) create or incur, or permit to exist, any lien or encumbrance with respect to any of the Content Capture Device; (c) load any software other than the Software provided by Augmedix onto any Content Capture Device; (d) disable any protective safeguards; or (e) use the Content Capture Devices outside of the approved Customer Facilities or for any purposes other than those set forth in this Agreement.

d) Upon the termination or expiration of the Agreement, Customer will disconnect, package and return the Content Capture Devices to Augmedix in the same condition as when delivered to Customer, ordinary wear and tear excepted. To the extent any Content Capture Device is lost, stolen or damaged, Augmedix may invoice Customer its reasonable costs for repair or replacement of such Content Capture Device and Customer shall promptly pay such costs within [***] of receiving such invoice.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [*], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO AUGMEDIX, INC. IF PUBLICLY DISCLOSED.

3.	STATEMENT OF WORK SCHEDULE

3.1. Implementation. Upon execution of each Service Order, Augmedix will perform the following implementation services.

3.1.1. Authorized User Selection. To the extent practicable, Customer’s designated Authorized Users should be identified in the applicable Service Order. To the extent not identified in a Service Order, Customer shall provide a list of its selected Authorized Users to Augmedix no later than thirty (30) days prior to the first day Augmedix produces patient notes that are uploaded to the Customer EHR for one or more Authorized Users. Augmedix will provide rolling guidance on the target Launch Date (as defined in Section 3.2.2. below) for each Authorized User.

3.1.2. Kick-off Call. Augmedix will initiate and conduct a kick-off call with Customer to collect Authorized Users’ templates, macros and smartsets, discuss workflow and coordinate appropriate access to the Customer EHR.

3.1.3. Technical Site Evaluation. Augmedix’s Site Connectivity Requirements are set forth on Schedule 2 hereto. To determine whether Customer’s network infrastructure supports Augmedix Notes, Augmedix will assist remotely with a wireless network assessment on a mutually agreed upon date. If Augmedix determines Customer’s network infrastructure fails to support Augmedix Notes, Customer shall be responsible for the cost of any remediation necessary to enable its wireless network infrastructure to support Augmedix Notes. Alternatively, Augmedix may, subject to a viability assessment and Customer’s approval, deliver Augmedix Notes via LTE mobile technology.

3.1.4. Augmedix Notes Deployment. Augmedix will coordinate and manage the deployment of Augmedix Notes on an Authorized User-by-Authorized User basis.

3.2. Service Phase.

3.2.1. The service phase (“Service Phase”) consists of ongoing non-real time Scribing and pending of patient notes in the Customer EHR by Augmedix-supplied Scribes on behalf of Customer’s designated Authorized Users.

3.2.2. The Service Phase will commence on the first day Augmedix produces patient notes that are uploaded into the Customer EHR, on an Authorized User-by-Authorized User basis (each a “Launch Date”), and continue for the remainder of the Subscription Term of the applicable Service Order.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [*], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO AUGMEDIX, INC. IF PUBLICLY DISCLOSED.

4.	FEES AND EXPENSES; INVOCING

4.1. Fees. In consideration for providing Augmedix Notes, Customer shall pay to Augmedix the Fees for its Subscription, in accordance with the terms set forth in the applicable Service Order.

4.2. Expenses. To the extent expenses are described in a Service Order, Customer shall reimburse Augmedix for all actual and reasonable expenses incurred by Augmedix in connection with such Service Order (collectively, “Expenses”).

4.3. Invoices; Payment; Late Payment. Augmedix shall invoice Customer for Fees, Expenses and applicable Taxes in the manner described in the applicable Service Order. All payments will be made in U.S. dollars. Each undisputed invoice is due and payable by Customer no later than [***] following the invoice date. If Augmedix has not received payment within [***] after the due date, interest shall accrue on past due amounts at the rate of [***], but in no event greater than the highest rate of interest allowed by law, calculated from the date such amount was due until the date that payment is received by Augmedix. Further, if any charge owing by Customer is [***] or more overdue, Augmedix may, without limiting its other rights and remedies, suspend Services until such amounts are paid in full, provided that, Augmedix has given Customer at least [***] notice that its account is overdue.

IN WITNESS WHEREOF, the parties have caused this Statement of Work to be executed and delivered by their respective duly authorized representatives.

Sutter Health		Augmedix Operating Corp. f/k/a Augmedix, Inc.

By:	/s/ Ginny Borncamp	By:	/s/ Manny Krakaris, CEO
Name:	Ginnay Borncamp	Name:	Manny Krakaris
Title:	VP, Supply Chain	Title:	CEO
Date:	9/11/2021	Date:	9/10/2021

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [*], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO AUGMEDIX, INC. IF PUBLICLY DISCLOSED.

Schedule 1

Statement of Work Definitions

(1) “Augmedix Notes” means the non-real time documentation solution provided by Augmedix to Customer pursuant to a Service Order, which such solution includes Scribing by remote Scribe(s) for Authorized User(s) from recordings of patient-provider encounters, and the Content Capture Device(s) and the associated Software.

(2) “Authorized User(s)” means any of the following who are designated in writing to Augmedix as being authorized access to Augmedix Notes on Customer’s or its Affiliates behalf: (a) employees, students (medical, nursing and other students), volunteers, nurses, physicians (including referring physicians), medical staff members, and all technicians, clinicians and other personnel and agents on staff or otherwise associated with Customer and/or its affiliates; (b) third party agents, consultants, system integrators, auditors and other independent contractors performing services for Customer and/or its affiliates, provided that such individuals and entities are not competitors of Augmedix and have an agreement with Customer that requires such individuals and entities to comply with terms no less protective of the Augmedix Notes than those set forth in Section 6 (Confidentiality) of the Agreement; (c) any governmental, accrediting or regulatory bodies lawfully requesting or requiring access to data; and (d) such other entities as the parties may mutually agree in writing. Authorized Users are discrete: 1 Authorized User to 1 individual. Multiple individuals may not be “summed” together to create 1 Authorized User.

(3) “Customer Facility(-ies)” means that certain designated Customer facility or facilities designated in the applicable Service Order.

(4) “Content Capture Device(s)” means that/those certain hardware device(s) provided by Augmedix to Customer’s Authorized Users (e.g., smartphone) during the Subscription Term to enable remote, non-real time Scribing on behalf of Customer.

(5) “Documentation” means all materials and documentation provided by Augmedix to Customer, whether in hard copy, magnetic media or machine-readable form, pertaining to the capabilities, operation, software and/or Services of the Augmedix Notes, as amended and updated by Augmedix from time to time.

(6) “Scribe” means an Augmedix-supplied individual who performs Scribing on behalf of an Authorized User.

(7) “Scribing” means a Scribe’s act of entering, editing, and/or looking up content in Customer’s EHR and uploading patient notes into the Customer’s EHR on behalf of an Authorized User based upon a patient-provider encounter, subject to the Authorized User’s review, finalization and approval.

(8) “Software” means the software supplied by Augmedix pursuant to the applicable Service Order.

(9) “Subscription” means the access to the Augmedix Notes Services purchased by Customer on a per Authorized User basis.

(10) “Subscription Term” means the period identified in the Service Order during which Customer’s Authorized User(s) is/are permitted to access and use Augmedix Notes on a per Authorized User basis.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [*], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO AUGMEDIX, INC. IF PUBLICLY DISCLOSED.

Schedule 2

Site Connectivity Requirements

1.	Internet Service Provider

●	Cable or Fiber internet connectivity

2.	Wireless Infrastructure

●	Access Point (AP) model offers 802.11n or greater
●	WPA2 PSK (AES) or WPA2 PEAP authentication
●	PMK Key Caching enabled (CCKM also acceptable)
●	DHCP required

3.	Firewall Services and Ports

Enable on the firewall, all outbound originated Augmedix network traffic, the requirements of which will be provided by Augmedix separately.